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                                                                    EXHIBIT 99.1

                     FIFTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 25th day of July, 2001, by and among CMI INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as the "Borrower") with its chief executive office and principal place of business at 1301 Gervais Street, Suite 700, Columbia, South Carolina 29201, and FLEET CAPITAL CORPORATION, a Rhode Island corporation (in such capacity, hereinafter referred to as the "Agent") with an office at 6100 Fairview Road, Suite 200, Charlotte, North Carolina 28210, as collateral and administrative agent for various financial institutions from time to time party to the Loan Agreement (as hereinafter defined) (each a "Lender" and collectively the "Lenders"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as the sole Lender.

                                    RECITALS:

         The Agent, the Lenders and the Borrower are parties to a certain Amended and Restated Loan and Security Agreement dated as of May 28, 1999, as amended by Amendment No. 1 dated as of September 30, 1999, as further amended by Amendment No. 2 dated as of May 4, 2000, as further amended by Amendment No. 3 dated as of May 31, 2000, as further amended by Amendment No. 4 and Waiver dated as of October 26, 2000, and as further amended by that certain Notice of Voluntary Reduction of Revolving Credit Facility and Revolving Facility Amount, dated December 11, 2000 (as at any time amended, the "Loan Agreement") pursuant to which Lenders have made certain revolving credit loans to Borrower.

         On May 3, 2001, the Borrower suffered the filing of an involuntary petition in bankruptcy which remained unstayed and undismissed for more than 60 days, resulting in an Event of Default under the Loan Agreement (the "Bankruptcy Default"). Notwithstanding the existence of the Bankruptcy Default, the Lender continued to make Loans to Borrower during the pendency of the Borrower's bankruptcy case pursuant to the order of the court having jurisdiction of the bankruptcy case (the "Bankruptcy Court"). In addition to the Bankruptcy Default, other Events of Default have occurred and currently exist under the Loan Agreement (i) due to the occurrence of an event of default under that certain Indenture dated as of October 28, 1993 by and between Chemical Bank, as Trustee and the Borrower (the "Indenture"), as a result of the Borrower's failure to make interest payments due under the Indenture on May 2, 2001, (ii) as a result of the Borrower's breach, as of the last day of the Fiscal Quarter ended June 30, 2001, of the financial covenants contained in Sections 11.1(a) (Interest Coverage), and 11.1(c) (Fixed Charge Coverage Ratio), which Events of Default were waived through May 31, 2001, and (iii) as a result of the Borrower's breach, at any time during the period commencing June 1, 2001, and ending September 29, 2001, of the financial covenant contained in Section 11.1(b) (Net Worth) (collectively, together with the Bankruptcy Default, the "Designated Defaults").

         At the Borrower's request and with the approval of the Bankruptcy Court, the Lender agreed to make available additional Loans to the Borrower for the payment of certain amounts


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owed by the Borrower to the petitioning creditors in the bankruptcy case upon dismissal of the bankruptcy case. Among the other conditions for such Loans, the Borrower agreed to grant to Agent, for the benefit of itself and the Lender, a first priority security interest in and lien upon all of the Borrower's equipment, fixtures, other fixed assets, and owned real property and to obtain a guaranty (the "Subsidiary Guaranty") in favor of Agent by the Borrower's wholly owned subsidiary, Elastic Fabrics of America, LLC ("EFA"), secured by a first priority security interest in and lien upon all of EFA's real and personal property pursuant to that certain Guarantor Security Agreement between EFA and Agent (the "Guarantor Security Agreement"), each the Subsidiary Guaranty and the Guarantor Security Agreement dated on or about the date hereof (collectively the "Guarantor Documents").

         The parties desire to amend the Loan Agreement to evidence the parties' agreements concerning, and the conditions to, such additional Loans as hereinafter set forth.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

         2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

         (a)      by deleting Section 2.7 of the Loan Agreement in its entirety.

         (b) by deleting subsections (f) and (g) of Section 6.1 of the Loan Agreement in their entireties and by substituting the following new subsections in lieu thereof:

                  (f) Titles to Properties. Except as set forth in Schedule 6.1(f), the Borrower and each Restricted Subsidiary has good and marketable title to its respective real Properties and valid and legal title to all of its respective personal Property and assets, including, but not limited to, those reflected on the consolidated balance sheet of the Borrower delivered pursuant to Section 6.1(m), except for defects in title that, singly or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect, and except those which have been disposed of by the Borrower or the Restricted Subsidiary subsequent to such date which dispositions have been in the ordinary course of business or otherwise permitted by this Loan Agreement.

                  (g) Liens. Except as set forth in Schedule 6.1(g), none of the properties and assets of the Borrower or any Restricted Subsidiary is subject to any Lien, except Permitted Liens. The Borrower has paid or discharged, and has caused each Restricted Subsidiary to pay and discharge, all lawful claims which,


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         if unpaid, might become a Lien against any Properties of the Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Security Documents are first priority Liens, subject only to Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State which names the Borrower or any such Subsidiary or any of their trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Restricted Subsidiary has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in Schedule 6.1(g).

         (c) by deleting subsection (m) of Section 6.1 of the Loan Agreement in its entirety and by substituting the following new subsection (m) in lieu thereof:

         The consolidated and consolidating balance sheets of the Borrower and such other Persons described therein (including the accounts of all Subsidiaries of the Borrower for the respective periods during which a Subsidiary relationship existed) as of May 31, 2001, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of the Borrower and such Persons at such dates and the results of the Borrower's operations for such periods. Since May 31, 2001, there has been no material change in the condition, financial or otherwise, of the Borrower and such other Persons as shown on the consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and real Property owned by the Borrower or such other Persons, none of which transactions or changes, individually or in the aggregate, has been materially adverse.

         (d) by deleting subsections (s) and (t) of Section 6.1 of the Loan Agreement in its entirety and by substituting the following new subsections in lieu thereof:

                  (s) Equipment. All of the Borrower's and the Restricted Subsidiaries' Equipment is located on the premises set forth on Schedule 6.1(s).

                  (t) Real Property. Neither the Borrower nor any Restricted Subsidiary owns any real Property and leases as lessee any real Property other than that summarized on Schedule 6.1(t). None of the Real Property of the Borrower that is subject to the Lien of the Mortgages is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.


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         (e)      by inserting the following new subsection (c) to Section 7.1 of the Loan Agreement immediately following subsection (b):

                  (c) The due and punctual payment and performance of the Secured Obligations shall also be secured by the Liens created by the Mortgages upon all real Property of the Obligors described therein; provided, however, that Mortgages to which the Guarantor is a party secure only the "Guaranteed Obligations" (as defined in the Subsidiary Guaranty). Each of the Mortgages shall be duly recorded, at the Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Property covered thereby. Promptly after the Borrower's or any Restricted Subsidiary's obtaining any interest in any additional real Property, the Borrower shall execute and deliver to the Agent, for the Agent's benefit and the ratable benefit of Lenders, a mortgage, deed to secure debt, deed of trust, assignment or other document satisfactory to the Agent and sufficient to convey and perfect, upon recordation thereof in the proper real estate records, in favor of the Agent a first priority Lien upon such interest as security for the payment or performance of the Secured Obligations. To further secure the prompt payment and performance of the Secured Obligations, the Borrower hereby grants, transfers and assigns to the Agent, for the benefit of itself as Agent and for the ratable benefit of Lenders, and hereby grants to the Agent, for the benefit of itself as Agent and for the ratable benefit of Lenders, a security interest in and Lien upon all of the Borrower's right, title and interest in, to and under all now or hereafter existing leases of Real Property to which the Borrower is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof.

         (f) by deleting subsection (c) of Section 7.2 of the Loan Agreement in its entirety and by substituting the following new subsection (c) in lieu thereof:

                           The Agent is hereby authorized to execute and file
                  one or more financing or continuation statements or amendments thereto on behalf of the Borrower. The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement. The Borrower hereby agrees that the Agent is authorized to file any financing statement naming the Borrower as debtor or any amendment to a financing statement covering the Collateral without the signature of the Borrower.

         (g) by deleting Section 8.7 of the Loan Agreement in its entirety and by substituting the following new Section 8.7 in lieu thereof:



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                  SECTION  8.7 Ownership and Defense of Title.

                           (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for
                  (i) sales of Inventory in the ordinary course of business,
                  (ii) the sale of other Inventory provided that the Inventory so disposed of pursuant to this clause (ii) in any Fiscal Year does not have a book value in excess of $500,000 in the aggregate, (iii) sales or other dispositions of Equipment in accordance with Section 8.12(b), and (iv) sales or other dispositions of Real Property in accordance with Section 8.13. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lenders to any other sale or other disposition of any part or all of the Collateral.

                           (b) Except with respect to Permitted Liens, the Borrower shall defend its title in and to, and the Security Interest in, the material Collateral against the claims and demands of all Persons.

         (h) by deleting Section 8.8 of the Loan Agreement in its entirety and by substituting the following new Section 8.8 in lieu thereof:

         SECTION  8.8      Insurance of Collateral; Condemnation Proceeds.

                           (i) The Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, loss in transit and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to the Agent. All proceeds payable under each such policy shall be payable to the Agent for application to the Secured Obligations. On or before the Fifth Amendment Date, the Borrower shall deliver a certificate of insurance evidencing such policies with satisfactory lender's loss payable endorsements reasonably satisfactory to the Agent naming the Agent as sole loss payee, assignee or additional insured, as appropriate, and as soon as possible, but in no event later than sixty (60) days after the Fifth Amendment Date, the Borrower shall deliver the originals or certified copies of such policies to the Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of the Property or by the occupation of the premises for purposes


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                  more hazardous than are permitted by said policy. If the
                  Borrower fails to provide and pay for such insurance, the Agent may, at its option, but shall not be required to, procure the same and charge the Borrower therefor. The Borrower agrees to deliver to the Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, the Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by the Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and the Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only the Agent shall be authorized to settle, adjust and compromise such claims, the Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                           (ii) Any proceeds of insurance referred to in this Section 8.8 and any condemnation awards that are paid to the Agent in connection with a condemnation of any of the Collateral shall be paid to the Agent and applied first to the payment of the Revolving Credit Loans and then to any other Secured Obligations outstanding, provided that, if requested by the Borrower in writing within 5 days after the Agent's receipt of such proceeds and if no Default or Event of Default exists, the Borrower may apply such proceeds of Equipment or Real Property to repair or replace the damaged or destroyed Equipment or Real Property from which such proceeds are paid to Agent so long as (1) such repair or replacement is promptly undertaken and concluded, (2) replacements of buildings are constructed on the sites of the original casualties and are of comparable size, and quality and utility to the destroyed buildings, (3) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, (4) the Borrower complies with such disbursement procedures for such proceeds as the Agent may reasonably impose for repair or replacement, and (5) the amount of proceeds from any single casualty affecting Equipment or Real Property does not exceed $500,000.

         (i) by deleting subsection (a) of Section 8.9 of the Loan Agreement in its entirety and by substituting the following new subsection (a) in lieu thereof:

                  (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Agent sixty (60) days' prior written notice thereof.


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                  All tangible items of Collateral, other than Inventory in
         transit to any such location (including from one such location to any other such location), will at all times be kept by the Borrower at one or the other of the locations set forth in Schedule 6.1(t), and shall not, without the prior written consent of the Agent, be removed therefrom, except that, so long as no Event of Default shall have occurred and be continuing, the Borrower may (i) make sales or other dispositions of any Collateral to the extent authorized by SECTIONS 8.7(A) and 8.12(B) hereof and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on SCHEDULE 6.1(T) hereto so long as the Borrower has given the Agent at least 30 Business Days' prior written notice of such new location and prior to moving any Equipment to such location where there shall have been filed any UCC-1 financing statements and any other appropriate documentation necessary to perfect or continue the perfection of the Agent's first priority Liens with respect to such Equipment. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in SCHEDULE 6.1(T)), unless (i) the Borrower is the owner of such location, (ii) the Borrower leases such location and has used its best efforts to obtain an executed landlord waiver in favor of the Agent, or (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or processor, and the Borrower has used its best efforts to obtain an executed and acceptable Lien waiver agreement in favor of the Agent.

         (j) by inserting the following new Section 8.12 immediately following Section 8.11 of the Loan Agreement:

                  SECTION 8.12      Administration of Equipment.

                           (a) Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with SECTION 8.12(B) hereof, and shall furnish the Agent and Lenders with a current schedule containing the foregoing information on at least an annual basis and more often if requested by the Agent. Promptly after request therefor by the Agent, Borrower shall deliver to the Agent and Lenders any and all evidence of ownership, if any, of any of the Equipment.

                           (b) Dispositions of Equipment. The Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of the Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value


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                  or book value, whichever is more, of $500,000 or less,
                  provided that all Net Proceeds thereof are remitted to the Agent for application to the Secured Obligations (but the Revolving Facility Amount shall not be permanently reduced solely as a result of such remittances); (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and the Borrower shall have given the Agent at least 10 days prior written notice of such disposition; or
                  (iii) dispositions of the Equipment that, as of May 3, 2001, was located at any of the Borrower's facilities located in Geneva, Alabama, Clarkesville, Georgia, or Clinton, South Carolina, provided that all Net Proceeds thereof are remitted to the Agent for application to the Secured Obligations (but the Revolving Facility Amount shall not be permanently reduced solely as a result of such remittances).

                           (c) Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower shall ensure that the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to the Agent, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

         (k)      by adding the following new Section 8.13 immediately following
Section 8.12:

                  SECTION 8.13 Disposition of Real Property. The Borrower will not sell or otherwise dispose of or transfer any of the Real Property or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to sales or dispositions of the Borrower's real Property located in Geneva, Alabama, Clarkesville, Georgia, or Clinton, South Carolina, provided that all Net Proceeds thereof are remitted to the Agent for application to the Secured Obligations (but the Revolving Facility Amount shall not be permanently reduced solely as a result of such remittances).


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         (l)      by deleting subsection (b) of Section 11.8 in its entirety and by substituting the following new subsection (b) in lieu thereof:

                           (b)      Sell, lease, consign or transfer or
                  otherwise dispose of or permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of assets (other than sales or other dispositions of Collateral in accordance with SECTION 8.7(A), SECTION 8.12(B) and SECTION 8.13 hereof or other dispositions of obsolete assets, or the sale or other disposition of other assets which are replaced in the ordinary course of business).

         (m) by adding the following subsection (q) of Section 12.1 immediately following subsection (p) thereto:

                           (q) Repudiation of or Default Under Subsidiary Guaranty. Any Guarantor shall revoke or attempt to revoke the Subsidiary Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Agent's written request therefor, such Guarantor's ongoing liability under the Subsidiary Guaranty in accordance with the terms thereof.

         (n) by deleting subsection (b) of Section 12.2 in its entirety and by substituting the following new subsection (b) in lieu thereof:

                           (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, upon the consent of the Required Lenders, and shall, upon direction of the Required Lenders, do any of the following:

                                    (i)      in the name of the Borrower or the
                  Lenders verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise and notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent or any designee of the Agent for the ratable benefit of the Lenders at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the ratable benefit of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;


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

                                    (ii)     settle or adjust disputes and
                  claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable acting reasonably and in good faith and in all such cases only the net amounts received by the Agent in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                                    (iii)    enter upon any premises on which
                  Collateral may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                                    (iv)     require the Borrower to and the
                  Borrower shall, without charge to the Agent or the Lenders, assemble the Collateral and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

                                    (v)      at the expense of the Borrower,
                  cause any of the Collateral to be placed in a public or field warehouse, and neither the Agent nor the Lenders shall be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                                    (vi)     without notice, demand or other
                  process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent completes the enforcement of the Lenders' rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment for the purposes of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable;

                                    (vii)    in the exercise of the rights of
                  the Agent and the Lenders under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, licenses, franchises and the like to the extent of the rights of the Borrower therein, and the Borrower grants, or in the case of any federally registered trademark, shall grant, a license to the Agent and the Lenders for this purpose, provided that any use of any federally registered trademarks as to any goods shall be subject to the control as to quality of such goods of the


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

                  owner of such trademarks and the goodwill of the business symbolized thereby;

                                    (viii)   exercise any and all of its rights
                  under any and all of the Security Documents (including, without limitation, the Mortgages);

                                    (ix)     subject to Section 12.3, apply any
                  cash Collateral to the payment of the Secured Obligations in any order in which the Agent may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                                    (x)      cause all collected balances in any
                  account of the Borrower to be transmitted daily by wire transfer or depository transfer check or ACH to the Agent at the Agent's Office;

                                    (xi)     establish or cause to be
                  established one or more arrangements for the deposit of proceeds of Receivables;

                                    (xii)    exercise all of the rights and
                  remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                                    (xiii)   do or cause to be done any act or
                  thing which the Borrower has covenanted to do under this Agreement or any of the Loan Documents and has failed to do, either in the name of the Lenders or on behalf of the Borrower; and

                                    (xiv)    cause all outstanding amounts under
                  the Notes to bear interest at a per annum rate equal to the Base Rate in effect from time to time plus 2% for so long as such Event of Default shall continue.

         (o)      by adding the following new Section 13.9 immediately following
Section 13.8 of the Loan Agreement:

                  SECTION 13.9 Agreements Regarding Collateral. Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any

         Lien upon any Collateral (i) upon the termination of this Agreement and payment or satisfaction of all of the Secured Obligations, (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if the Borrower certifies to the Agent that the disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), or (iii) if approved or ratified by the Required Lenders. The Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

         (p) by adding the following new definitions to Appendix I to the Loan Agreement in their proper alphabetical sequence:

                           "Availability Reserve" means, on any date of
                  determination thereof, an amount equal to the sum of the following (without duplication): (i) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (ii) $7,000,000, (iii) the Interest Rate Exposure Reserve; (iv) the Swap Reserve; (v) the Fixed Asset Reserve; and (vi) such additional reserves, in such amounts and with respect to such matters, as Agent in its sole and absolute discretion may elect to impose from time to time.

                           "Equipment" means all of the Borrower's machinery,
                  apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by the Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

                           "Fifth Amendment Date" means July 25, 2001.

                           "Fixed Asset Reserve" means, on any date of
                  determination thereof, an amount equal to the aggregate amount of all proceeds received by Guarantor as of such date as a result of any sale, lease, transfer or disposition of any of the Guarantor's equipment or real Property.

                           "Goods" shall have the meaning ascribed to the term
                  "goods" in the UCC.

                           "Governmental Authority" means any federal, state,
                  municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

                           "Guarantor" means Elastic Fabrics of America, LLC,
                  and each other Person who guarantees payment or performance of the whole or any part of the Secured Obligations.

                           "LC Obligations" means, on any date of determination
                  thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by FCC under any LC Support plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Fleet Bank pursuant to any notice prescribed by Section 3.2(a) theretofore submitted to Fleet Bank.

                           "Mortgage" means each mortgage, deed of trust or deed
                  to secure debt to be executed by an Obligor on or before the Fifth Amendment Date, in favor of the Agent and by which such Obligor shall grant and convey to the Agent for its benefit as Agent and for the ratable benefit of the Lenders, Liens upon the Real Property of such Obligor, and which in the case of the Borrower shall include such real Properties located in Clinton, South Carolina, and Clarkesville, Georgia, and which in the case of the Guarantor shall include such real Properties located in Greensboro, North Carolina, and Stuart, Virginia, each of which mortgage, deeds of trust or deed to secure debt is granted as security for the payment of the Secured Obligations.

                           "Obligor" means the Borrower and each Guarantor, and
                  any other Person that is at any time liable for the payment of the whole or any part of the Secured Obligations or that has granted in favor of Agent a Lien upon any of any of such Person's assets to secure payment of any of the Secured Obligations.

                           "Property" means any interest in any kind of property
                  or asset, whether real, personal or mixed and whether tangible or intangible.

                           "Purchase Money Debt" means and includes (i) debt
                  (other than the Secured Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any debt (other than the Secured Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and
                  (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

                           "Purchase Money Lien" means a Lien upon fixed assets
                  which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC with respect to personal property, or a purchase money lien under Applicable Law with respect to real Property.

                           "Real Property" means all right, title and interest
                  of the Obligors (whether as owner, lessor or lessee) at any time or times held by the Obligors in any real Property or any buildings, structures, parking areas or other improvements thereon, including each Obligor's facilities described in
                  Schedule 6.1(t).

                           "Subsidiary Guaranty" means that Subsidiary Guaranty
                  executed by Guarantor on or about the date hereof, and any guaranty agreement now or hereafter executed by a Guarantor in favor of Agent with respect to any of the Obligations.

                           "UCC" means the Uniform Commercial Code (or any
                  successor statute) as adopted and in force in the State of Georgia from time to time or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

         (q) by deleting the definitions of "Asset Disposition" and "BankBoston" contained in Appendix I to the Loan Agreement in their entireties.

         (r) by deleting clause (b) in the definition of "Collateral" contained in Appendix I to the Loan Agreement and by inserting the following new clause (b) in lieu thereof:

                  (b)      all Goods, including all Inventory and all Equipment,

         (s) by further amending the definition of "Collateral" contained in Appendix I to the Loan Agreement by re-lettering clauses (f), (g) and (h) as clauses (g), (h) and (i) respectively and by inserting the following new clause
(f) immediately following clause (e):

                           (f) all of the Real Property described in the Mortgages, and any other Real Property or interests in real Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Secured Obligations;

         (t) by deleting clause (d) of the definition of "Eligible Inventory" contained in Appendix I to the Loan Agreement and by inserting the following new clause (d) in lieu thereof:

                  (d) such Inventory is located at one of the locations set forth in the most recent Schedule of Inventory (other than such locations for which no landlords', mortgagees' or mechanics' releases, subordinations or waivers have been obtained) ; and

         (u) by deleting clause (h) of the definition of "Permitted Liens" contained in Appendix I to the Loan Agreement and by inserting the following new clause (h) in lieu thereof:

                           (h) Liens in existence on the Fifth Amendment Date and listed on Schedule 6.1(g), and

         (v) by deleting the definitions of "Borrowing Base," "FCC," "Governmental Approvals," "Revolving Credit Facility," "Revolving Facility Amount," and "Revolving Facility Percentage Amount" contained in Appendix I to the Loan Agreement in their entireties and by substituting in lieu thereof the following new definitions:

                           "Borrowing Base" means at any time an amount equal to
                  the sum of:
(a) eighty-five percent (85%) of the face amount of Eligible Receivables of the Borrower due and owing at such time, plus
(b)      as to Eligible Inventory,
(i) sixty percent (60%) of the lesser of cost, determined on a first in, first out or FIFO basis, and market value (as determined in accordance with GAAP) of finished greige goods inventory of the Borrower at such time, plus (ii) seventy percent (70%) of the lesser of cost, determined on a first in, first out or FIFO basis and market value of raw baled fiber inventory of the Borrower at such time, plus (iii) fifty percent (50%) of the lesser of cost, determined on a first in, first out or FIFO basis and market value of other raw materials of the Borrower at such time, plus (iv) fifty percent (50%) of the lesser of cost, determined on a first in, first out or FIFO basis and market value of uninspected finished fabric which is included in work in progress, less
(c) an amount equal to (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and the amount of any unreimbursed Drawing under any Letters of Credit and (without duplication) unreimbursed payments under any related LC Support less (ii) all cash Collateral held by or on behalf of the Agent to secure the Borrower's reimbursement obligations with respect to any Letters of Credit, less
(d) the Availability Reserve at such time. The Agent may adjust the percentages set forth in clause (a) and clause (b) above if, as a result of an examination, on-site review or other audit of the Borrower's business performed by the Agent's in-house auditors from time to time, the Agent reasonably determines that the quality or collectibility of the Receivables or the Inventory is materially worse than the quality or collectibility as of the Agreement Date. Any such adjustment shall be proportionate to reflect the change in the Collateral quality or collectibility, and shall be reversed by the Agent if the condition of the Collateral subsequently improves so that the quality and collectibility of the Receivables or Inventory is comparable to the quality and collectibility as of the date hereof. The Agent shall give the Borrower 60 days' notice of any decrease in the percentages.

                           "FCC" means Fleet Capital Corporation, a Rhode Island
                  corporation (assignee of Fleet Bank).
         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                           "Net Proceeds" means proceeds received by the
                  Borrower in cash from any sale, lease, transfer or other disposition of any asset of the Borrower or any Subsidiary of the Borrower (including, without limitation, payments as received under notes or other debt securities delivered in connection with any such sale lease transfer or disposition), net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness for Money Borrowed (other than the Secured Obligations) secured by a Lien on the asset or property disposed of.

                           "Revolving Credit Facility" means $22,000,000.

         "Revolving Facility Amount" means the Revolving Credit Facility, as reduced pursuant to the provisions of Section 2.6 of the Agreement, less the sum of (a) the Stated Amount of any outstanding Letter of Credit from time to time and the amount of any unreimbursed Drawing under any Letters of Credit and (without duplication) unreimbursed payments under any related LC Supports, and
(b) the Availability Reserve.

         "Revolving Facility Percentage Amount" means: as to FCC, $22,000,000 or such other amount as may from time to time be reflected on the records of the Agent as a result of an assignment by a Lender pursuant to Section 14.9 hereof.

         (w) by deleting all references to "BankBoston, N.A., a national banking association", "BankBoston, N.A." and the defined term "BankBoston" throughout the Loan Agreement, and by substituting respectively "Fleet Capital Corporation, a Rhode Island corporation", "Fleet Capital Corporation" and the defined term "FCC" in lieu thereof.

         (x) by deleting the notice address for the Agent set forth below the Agent's signature on the signature page of the Loan Agreement and by substituting in lieu thereof the new notice address for the Agent as set forth below the signature of the Agent to this Amendment.

         (y) by deleting Schedules 6.1(f), (g), (i), (s) and (t) to the Loan Agreement in their entireties and by substituting Schedules 6.1(f), (g),
(i), (s) and (t) attached hereto in lieu thereof.

         3. Additional Covenants. To induce the Agent and the Lenders to enter into this Amendment, the Borrower covenants and agrees as follows: (a) simultaneously with the execution and delivery of this Amendment, the Borrower shall execute and deliver (i) that certain South Carolina Mortgage, Security Agreement and Assignment of Leases and Rents relating to the Borrower's facility in Clinton, Laurens County, South Carolina and that certain Georgia Deed to Secure Debt, Security Agreement and Assignment of Rents relating to the Borrower's facility in Clarkesville, Habersham County, Georgia, each in form and substance satisfactory to the Agent (collectively, the "Mortgages"); (b) simultaneously with the execution and delivery of this Amendment, the Borrower shall reimburse the Agent and the Lenders for the payment of all applicable documentary stamp, intangibles, recording, note or other similar taxes payable with respect to the Mortgage described in clause (a); and (c) within sixty (60) days after the date of this Amendment, the Borrower shall deliver to the Agent fully paid mortgagee title insurance policies, in standard ALTA form, issued by a title insurance company satisfactory to the Agent, conforming to the marked commitments delivered to Lender pursuant to Section 10 hereof on or prior to the date of this Amendment.

         4. Limited Waiver of Default. The Borrower represents and warrants that the Designated Defaults are the only Default or Event of Default that exist under the Loan Agreement and the other Loan Documents as of the date hereof. Subject to the satisfaction of the conditions precedent set forth in paragraph 10 hereof, the Agent and the Lenders hereby waive the Designated Defaults in existence on the date hereof as well as any Default or Event of Default with respect to Section 11.1(b) of the Loan Agreement that may exist through September 29, 2001. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment (except for any Default or Event of Default with respect to Section 11.1(b) of the Loan Agreement that may exist through September 29, 2001) or (b) the Borrower's obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof (except with respect to Section 11.1(b) of the Loan Agreement through September 29, 2001). Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, the Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof (except with respect to Section 11.1(b) of the Loan Agreement through September 29, 2001).

         5. Ratification and Reaffirmation. The Borrower hereby ratifies and reaffirms the Secured Obligations, each of the Loan Documents and all of the Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

         6. Acknowledgments and Stipulations. The Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by the Borrower are legal, valid and binding obligations of the Borrower that are enforceable against the Borrower in accordance with the terms thereof; all of the Secured Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by the Borrower); the security interests and liens granted by the Borrower in favor of Agent are duly perfected, first priority security interests and liens (subject only to Permitted Liens); and on and as of July 24, 2001 the unpaid principal amount of the Revolving Credit Loans totaled $0 and unpaid principal amount of the LC Obligations totaled $2,972,000.

         7. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders, to induce the Agent and the Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Designated Defaults; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by the Borrower in the Loan Agreement are true and correct on and as of the date hereof (x) as stated as to representations and warranties which contain materiality limitations, and (y) in all material respects as to all other representations and warranties.

         8. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

         9. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default, pursuant to Section 12.1(d) of the Loan Agreement, in the same manner and with the same effect and subject to the same conditions as a breach of each other representation, warranty or covenant contained in the respective Articles of the Loan Agreement.

         10. Conditions Precedent. The effectiveness of the amendments contained in paragraphs (a) through (y) of Section 2 hereof and the waiver pursuant to Section 4 hereof, and the Lender's obligation to make the Revolving Credit Loans as set forth in Section 19 hereof, are subject to the satisfaction on or before July 31, 2001 (the "Final Closing Date"), of each of the following conditions precedent, in form and substance satisfactory to the Agent, unless satisfaction thereof is specifically waived in writing by the Agent:

                  (a) Title Insurance Commitments. The Agent shall have received fully paid binding commitments to issue title insurance policies, marked to the Agent's satisfaction to evidence the form of such policies to be delivered after the Closing Date, in standard ALTA form, issued by a title insurance company satisfactory to the Agent, each in an amount equal to not less than the fair market value of the real Property subject to the Mortgages, insuring the Mortgages to create a valid Lien on all real Property described therein with no exceptions which the Agent shall not have approved and no survey exceptions; and

                  (b) Closing Documents. The Guarantor Documents and each of the Mortgages shall have been duly executed and delivered to Agent by each of the signatories thereto and accepted by Agent and Lenders and each Obligor shall be in compliance with all of the terms thereof.

                  (c) Evidence of Perfection and Priority of Liens. Agent shall have received evidence in form satisfactory to Agent and Lenders that the Liens of Agent in the Collateral constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  (d) Organization Documents. Agent shall have received copies of the charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of the Borrower and Guarantor, and all amendments thereto, certified (i) with respect to the certificate or incorporation or formation, by the Secretary of State or other appropriate officials of the jurisdiction of Borrower's and each Obligor's states of organization, and (ii) with respect to the bylaws, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument, by the Secretary or Assistant Secretary of Borrower and the managing member of Guarantor.

                  (e) Good Standing Certificates. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

                  (f) Opinion Letters. Agent shall have received a favorable, written opinion of Sutherland Asbill & Brennan LLP and the respective local counsel to Borrower and Agent, covering, to Agent's satisfaction, the matters set forth on Exhibit A attached hereto.

                  (g) Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or Guarantor Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

                  (h) No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since May 31, 2001.

                  (i) Loan Agreement Conditions. Taking into account the conditions precedent of this Amendment, all the other conditions to making Revolving Credit Loans set forth in Sections 2.1 and 5.2 of the Loan Agreement are satisfied.

         11. Expenses of the Agent and the Lenders. The Borrower agrees to pay, ON DEMAND, all reasonable costs and expenses actually incurred by the Agent and the Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent's and the Lenders' legal counsel actually incurred and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         12. Cash Collateralization of Letters of Credit. The Borrower hereby agrees to deposit into the Deposit Account, as defined in that certain letter agreement between the Borrower and the Agent dated June 7, 2001, on or before the date of issuance of any Letter of Credit that is not outstanding on the Fifth Amendment Date, an amount equal to 102% of the Stated Amount of such additional Letter of Credit that is requested by the Borrower. All such additional Letters of Credit from time to time issued shall be deemed "Outstanding Letters of Credit" under (and as defined in the Collateral Assignment of Deposit Account and Control Agreement dated as of June 1, 2001, between the Borrower and the Agent (as at any time amended, the "Account Assignment"), and the Agent is hereby authorized (but is not obligated) from time to time to substitute a revised Schedule 1 to the Account Assignment to further evidence the then current list of Outstanding Letters of Credit. Any failure of or delay by the Agent in amending such Schedule 1 shall not affect the status of such additional Letters of Credit as Outstanding Letters of Credit under the Account Assignment. All such additional amounts deposited into the Deposit Account shall constitute a part of the Deposit Account Collateral under (and as defined in) the Account Assignment and shall be subject to the Notice of Collateral Assignment of Deposit Accounts dated as of June 1, 2001, among the Borrower, the Agent and Fleet National Bank.

         13. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by the Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         16. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. The Borrower hereby agrees that this Amendment constitutes an "authenticated record" for purposes of compliance with the UCC.

         17. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

         18. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

         19. Fifth Amendment Date Borrowings. The Borrower hereby requests a borrowing from Lender as a Revolving Credit Loan which shall constitute a Base Rate Loan in the aggregate amount of $3,711,268.29, the requested disbursement of which borrowing is set forth in the form of disbursement letter attached hereto as Exhibit B (the "Disbursement Letter"). If the conditions precedent set forth in Section 10 are satisfied prior to 2:00 p.m. on the Fifth Amendment Date, then Agent and Lender hereby agree to make such Revolving Credit Loan in accordance with the Borrower's instructions therefor given in the Disbursement Letter, with the Agent using its reasonable best efforts to initiate such disbursement no later than 3:00 p.m., Boston time, on the Fifth Amendment Date. If the conditions precedent set forth in Section 10 are satisfied after 2:00 p.m., Boston time, on the Fifth Amendment Date, or on any Business Day thereafter on or prior to the Final Closing Date, then Agent and Lender hereby agree to make such Revolving Credit Loan in accordance with the Borrower's instructions therefor given in the Disbursement Letter, with the Agent using its reasonable best efforts to initiate such disbursement no later than 3:00 p.m., Boston time, (x) on such Business Day if the conditions precedent are satisfied prior to 2:00 p.m., Boston time, on such Business Day, or (y) on the following Business Day if the conditions precedent are satisfied after 2:00 p.m, Boston time, on such Business Day.

         20. Release of Claims. To induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby releases, acquits and forever discharges the Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against the Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. The Borrower represents and warrants to the Agent and the Lenders that the Borrower has not transferred or assigned to any Person any claim that the Borrower ever had or claimed to have against the Agent or any Lender.

         21. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.

                                 CMI INDUSTRIES, INC.
                                 ("Borrower")

                                 By:  /s/ JAMES A. OVENDEN
                                      ---------------------------------------
                                      James A. Ovenden, Vice President, Chief
                                      Financial Officer and Secretary

                                                  [CORPORATE SEAL]


                       [Signatures continued on next page]

                              Accepted in Atlanta, Georgia, on July 25, 2001

                              FLEET CAPITAL CORPORATION, as Agent
                              ("Agent")

                              By: /s/ DAVID RICH
                                  -------------------------------

                                  Title: Vice President
                                         ------------------------

                              Address for Notice:
                              ------------------

                              Fleet Capital Corporation
                              6100 Fairview Road, Suite 200
                              Charlotte, North Carolina 28210
                              Attention: Mr. Roland Robinson
                              Telephone:  (704) 553-6700
                              Telecopy:  (704) 553-6738




                              LENDER:

                              FLEET CAPITAL CORPORATION
                              ("Lender")

                              By: /s/ DAVID RICH
                                  --------------------------------

                                  Title: Vice President
                                         -------------------------